EXHIBIT 3
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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             UNIHOLDING CORPORATION


          Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, UniHolding Corporation, a Delaware corporation (the "Corporation"), does hereby CERTIFY:

FIRST, that by unanimous written consent of the Board of Directors of the Corporation resolutions were duly adopted as of 2 December 1996 setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, recommending the same to the stockholders of the Corporation and further recommending that the Certificate of Incorporation, as so amended, be restated in its entirety. The resolution setting forth the Certificate of Incorporation as so amended and restated is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:


                                     I. NAME

The name of the corporation is UniHolding Corporation.


                              II. REGISTERED AGENT

The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                             III. CORPORATE PURPOSE

The purpose of the corporation is (i) to engage in the business of owning and managing clinical laboratories and conducting clinical trials for pharmaceutical products, (ii) to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and
(iii) to hold stock of corporations organized to engage in any lawful acts or activities for which corporations may be organized under the applicable laws of their respective jurisdictions of organization.




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                                   IV. SHARES

The total number of shares of all classes of stock which the corporation shall have the authority to issue is twenty million (20,000,000) shares, of which 18,000,000 shares, par value $0.01 per share shall be designated Voting Common Stock ("Voting Common Stock"), and 2,000,000 shares, par value $0.01 per share shall be designated Non-Voting Common Stock ("Non-Voting Common Stock").
All cross-references in each Part of this Article IV refer to other paragraphs in such Part unless otherwise indicated. All shares of Voting Common Stock and Non-Voting Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, except as otherwise provided in this Certificate of Incorporation and as required by law. The Board of Directors of the corporation may authorize the issuance form time to time of shares of its stock of any class whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the corporation.

          (a) Voting Common Stock. Except as provided by law the holders of shares of Voting Common Stock shall be entitled to vote on any mater or question submitted to the shareholders, as to such matter or question, have one vote, in person, by written consent or by proxy, for each share of duly authorized, issued and outstanding share of Voting Common Stock standing in his name on the books of the corporation. Quorum constituting any number of shareholders holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person, represented by proxy or by written consent in accordance with the General Corporation Laws of Delaware.

          (b) Non-Voting Common Stock. Except as otherwise provided by law, the holders of Non-Voting Common Stock shall have no right in any event to vote on any matter to be voted on by the shareholders of the corporation (including any election or removal of the directors of the corporation).

          (c) Dividends. When and as dividends are declared, whether payable in cash, in property or in securities of the corporation or any of its subsidiaries, the holders of the Voting Common Stock and the Non-Voting Common Stock shall be entitled to share equally, on a share for share basis, in such




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          dividends.

          (d)  Conversion of Non-Voting Common Stock.

                  (i) The holder of Non-Voting Common Stock shall have the right at any time, or from time to time, at such holder's option, to convert all or any portion of the shares into any equal number of fully paid and nonassessable share of Voting Common Stock, on and subject to the terms and conditions hereinafter set forth; provided, however, that 298,384 shares of Non-Voting Common Stock to be held in the name of SBC Equity Partners ("SBC"), pursuant to an Exchange Agreement, dated January 31, 1996, shall not be convertible into shares of Voting Common Stock so long as such shares are beneficially owned by SBC or any of its affiliates or any other "Restricted Person", defined as any person that would be precluded by applicable United States federal or state law from owning Common Stock or securities convertible into Voting Common Stock.
                  However, all or a portion of such shares may be converted into Voting Common Stock on a share for share basis upon the transfer by SBC of such shares to any person not an affiliate of SBC or not a Restricted Person, at such holder's option. SBC may transfer shares of the Non-Voting Common Stock only (a) in a widely dispersed public offering, (b) to one or more investors (not being an affiliate of SBC nor a Restricted Person), in one or more transactions, none of whom, after such purchase would hold more than 2% of the voting securities of the Company then outstanding assuming that the shares of Non-Voting Common Stock being transferred to such investor have been fully converted by such investor, (c) to any person or entity that already controls the company prior to such transfer, (d) in a transaction that complies with Rule 144 (or any successor thereto) under the Securities Act of 1933, as amended, or (e) in any other transaction approved in advance by the Federal Reserve System.

                  SBC may only convert shares of this Non-Voting Common Stock into Voting Common Stock in connection with the sale of the voting Common Stock (a) in a widely dispersed public offering, (b) to one or more investors (not being an affiliate of SBC nor a Restricted Person), in one or more transactions, none of whom, after such purchase would hold more than 2% of the voting securities of the Company then outstanding assuming that the shares of Non-Voting Common Stock being transferred to such investor have been fully converted by such investor, (c) to an



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                  person or entity that already controls the Company prior
                  to such transfer, (d) in a transaction that complies with Rule 144 (or any successor thereto) under the Securities Act of 1933, as amended, or (e) in any other transaction approved in advance by the Federal Reserve System.

                  SBC may only convert shares of this Non-Voting Common Stock into Voting Common Stock in connection with the sale of the Voting Common Stock (a) in a widely dispersed public offering, (b) to one or more investors (not being an affiliate of SBC nor a Restricted Person), in one or more transactions, none of whom, after such purchase would hold more than 2% of the voting securities of the Company then outstanding assuming that the shares of Non-Voting Common Stock being transferred to such investor have been fully converted by such investor, (c) to any person or entity that already controls the Company prior to such transfer, (d) in a transaction that complies with Rule 144 (or any successor thereto) of the Securities Act of 1933, as amended, or (e) in any other transaction approved in advance by the Federal Reserve System.

                  (ii) In order to exercise its conversion privilege, the holder of any shares of Non-Voting Common Stock shall present and surrender the certificate or certificates representing such shares or portion of such shares of Non-Voting Common Stock to be converted during usual business hours at any office of the corporation (or such other office or agency designated by the corporation) together with a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall contain the name or names, address and denominations in which the certificate(s) for shares of Voting Common Stock shall be issuable on such conversion and shall include instructions for delivery thereof. Further, certificate(s) representing the Non-Voting Common Stock which shall be surrendered shall be accompanied by instruments of transfer, in the form satisfactory to the corporation, duly executed by the holder of such shares or its duly authorized representative. Each conversion of shares of Non-Voting Common Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate(s) representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name(s) any certificate(s) for shares of




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                  Voting Common Stock shall be issuable on such conversion
                  shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder(s) of record of the shares of Voting Common Stock represented thereby on the conversion date. The issuance of certificates for shares of Voting Common Stock issuable upon the conversion of shares of Non-Voting Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

                  (iii) In case of any consolidation or merger of the corporation as a result of which the holders of Common Stock shall be entitled to receive cash, stock, other securities or other property with respect to or in exchange for Common Stock or in case of any sale or conveyance or all or substantially all of the property or business of the corporation as an entirety, a holder of a share of Non-Voting Common Stock shall have the right thereafter, so long as the conversion right hereunder shall exist, to convert such share into the kind and amount of cash, shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Voting Common Stock and shall have no other conversion rights with regard to such share. The provisions of this paragraph (iii) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (iv) Shares of the Non-Voting Common Stock converted into shares of the Voting Common Stock as provided in this Article IV shall resume the status of authorized but unissued shares of Non-Voting Common Stock.

                  (v) Such number of shares of Voting Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding




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                  shares of Non-Voting Common Stock.

                  (vi) None of the holders of any stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any kind, class or series now or hereafter authorized.



                                    V. BYLAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend or repeal the Bylaws of the corporation. Any bylaw made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any such bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.


                                  VI. DIRECTORS

1. All power of the corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. For the management of the business and for the conduct of the affairs of the corporation, and in further creation, definition, limitation and regulation of the power of the corporation and of its director and of its stockholders, it is further provided:

          (a) Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

          (b) Number, Election and Term of Directors. The number of directors of the corporation shall be fixed from time to time by or pursuant to the Bylaws. The directors shall be classified, with respect to the time for which they severally




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          hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          (c)     Stockholder Nomination of a Director.   Advance notice of
          nominations for the election of directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided by the Bylaws.

          (d) Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director, or, if there is no remaining director, by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

          (e) Removal. Any director may be removed from office by the stockholders only for cause and only in the manner provided in this Section (e). At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least
          75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, may remove such director or directors for cause. As used in this Section (e), "cause" shall mean willful misconduct in connection with his or her




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          duties as director, officer or employee of the corporation.

          (f) Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
          Article VI or any provision hereof.


                                 VII. AMENDMENTS

The corporation reserves the right to amend, change or repeal any provision contained in this Certificate of Incorporation, to the extent and in the manner now or hereafter prescribed by the laws of the State of Delaware, and additional provisions authorized by such laws as are then in force may be added hereto. All rights conferred upon the directors, officers and stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.


                          VIII. LIABILITY OF DIRECTORS

To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article VIII shall not adversely affect any right or protection of a director of the corporation in respect of any breach of fiduciary duty occurring in whole or in part prior to such amendment or repeal.


                               IX. INDEMNIFICATION

Each person who is or was a director of officer of the corporation, and each such director or officer who is or was serving at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of




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Delaware or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article IX shall be not exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by the Board of Directors (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts). Without limiting the generality or the effect of the foregoing, the corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or otherwise different than that provided in this Article IX or the General Corporation Law of Delaware, and any such agreement approved by the Board of Directors shall be a valid and binding obligation of the corporation regardless of whether one or more members of the Board of Directors, or all members of the Board of Directors, are parties thereto or to similar agreements. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article IX shall not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption, shall affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.


                           X. MEETING OF STOCKHOLDERS

1. Special meetings of stockholders of the corporation may be called only by (i) the Chairman of the Board of the corporation, (ii) the President of the corporation, or (iii) the Secretary of the corporation within 10 calendar days after receipt of the written request of a majority of the total number of directors then in office.

2. At any annual meeting or special meeting of stockholders of the Company, only such business shall be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws.

3. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
          Article X or any provision hereof.





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          SECOND, that the foregoing amendment and restatement has been duly adopted by the Board of Directors and a majority of the stockholders of the Corporation in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

This Amended and Restated Certificate of Incorporation shall be effective on the date of its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed and attested this 12th day of December, 1996.


                                  UNIHOLDING CORPORATION




                                  By:     _________________________

                                          Edgard Zwirn
                                          Chairman of the Board



ATTESTED BY:



________________
Enrico Gherardi
Secretary